Exhibit 99.B(g)(1)(xiv)

SECOND AMENDMENT AGREEMENT

Amending the terms of the

Supplement to the Custody Agreement

Hong Kong – China – Connect Service

This Amendment Agreement, made as of December 19, 2019, is made by and between Baillie Gifford Funds, a Massachusetts business trust (“BG Funds”) and The Bank of New York Mellon (“BNYM”).

WITNESSETH:

BG Funds and BNYM entered into a Supplement to the Custody Agreement, Hong Kong – China – Connect Service on April 25, 2019 (the “Supplement”).

The parties now wish to amend Appendix A to the Supplement to include a new series of BG Funds, namely Baillie Gifford China A Shares Fund.  By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Supplement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Supplement as follows:

1.             Appendix A

Appendix A shall be deleted in its entirety and replaced with the Appendix A annexed hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS
/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds
For and on behalf of Baillie Gifford Funds
Separately and not jointly on behalf of each series listed on Appendix A hereto

THE BANK OF NEW YORK MELLON

/s/ Robert Jordan

Name: Robert Jordan

Authority: Director

Appendix A

Client	Service [Both the China Connect Listed Stock and China Connect Bonds]

Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)

Baillie Gifford China A Shares Fund

Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)

Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)

Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)

Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)

Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)

Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund)

Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)

Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)

Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)

Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)

Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)

Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)

Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)

Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)